UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2012

PINNACLE BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-23909	54-1832714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

622 Broad Street, Altavista, Virginia		24517
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (434) 369-3000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Shareholders of Pinnacle Bankshares Corporation was held on April 10, 2012, at which one proposal was submitted to the Company’s shareholders. The proposal is described in detail in the Company’s proxy statement for the 2012 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on March 6, 2012. The final results for the votes regarding the proposal are set forth below.

Proposal 1 – The Company’s shareholders elected four Class III directors to serve until the 2015 Annual Meeting of Shareholders and one Class II director to serve until the 2014 Annual Meeting of Shareholders. The votes regarding these director nominees were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes

Class III
Carroll E. Shelton	960,365	10,028	—
C. Bryan Stott	959,225	11,168	—
John L. Waller	960,365	10,028	—
Michael E. Watson	960,365	10,028	—

Class II
Judson H. Dalton	950,290	20,103	—

The following Class I and II directors continued in office after the 2012 Annual Meeting of Shareholders:

Class I Serving until the 2013 Annual Meeting	Class II Serving until the 2014 Annual Meeting
A. Willard Arthur	James E. Burton,IV
John P. Erb	Thomas F. Hall
Aubrey H. (Todd) Hall, III	A. Patricia Merryman
R. B. Hancock, Jr.

No other matters were voted on during the meeting.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE BANKSHARES CORPORATION

Date: April 12, 2012	By:	/s/ Bryan M. Lemley

Bryan M. Lemley
Secretary, Treasurer and Chief Financial Officer